Exhibit 10.23

LESLIE’S POOLMART, INC.

2005 Stock Option Plan

1. Background; Purpose. Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”), hereby adopts the Leslie’s Poolmart, Inc. 2005 Stock Option Plan (the “Plan”). The purpose of the Plan is to provide an incentive for key employees and consultants of the Company and its present and future subsidiaries (the “Subsidiaries”) (a) to remain in the service of the Company and its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the Company and its Subsidiaries.

The Plan will provide a means whereby key employees and consultants of the Company and its Subsidiaries may purchase shares of common stock, par value $.01 per share, of the Company (“Common Stock”) pursuant to awards of (i) Stock Options (as hereinafter defined) that are not intended to qualify as “incentive stock options” (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or (ii) Stock Options that are intended to qualify as incentive stock options (“Incentive Stock Options”).

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, a committee (the “Committee”), consisting of two or more directors of the Company to whom administration of the Plan has been duly delegated by the Board. If the Committee is not the entire Board, the Committee shall be appointed by the Board. Except as otherwise provided in the Company’s bylaws, as amended from time to time, any action of the Board or the Committee, as applicable, with respect to administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Board’s or the Committee’s members, as applicable. The Board or the Committee, as applicable, may designate the Secretary of the Company or other Company employees to assist the Board or the Committee, as applicable, in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Stock Options awarded under this Plan or other documents entered into under this Plan on behalf of the Board or the Committee, as applicable, or the Company. Each grant of options shall be evidenced by a written agreement or other instrument as may be approved from time to time by the Board or the Committee, as applicable (a “Stock Option Agreement”). A Stock Option Agreement may be in the form of an agreement to be executed by both the Participant (as hereinafter defined) and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Board or the Committee, as applicable.

Subject to the provisions of the Plan, the Board or the Committee, as applicable, shall have full, unconditional, sole and final discretion and authority (i) to construe and interpret the Plan and each Stock Option Agreement, (ii) to define the terms used herein and therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make awards of options to purchase Common Stock (“Stock Options”) hereunder, (v) to determine the individuals to whom and the time or times at which awards of Stock Options shall be made, the number of shares of Common Stock to be subject to such awards and the other terms of such Stock Options, including the vesting schedule, (vi) to determine the circumstances under which vesting or exercisability of any Stock Option may be accelerated, terminated or converted, and to accelerate the vesting or exercisability of any Stock Option, (vii) to determine the exercise price; provided, however, the exercise price shall not be less than the fair market value per share of Common Stock on the date of the award as determined by the Board or the Committee, as applicable, (viii) to determine the duration of each Stock Option; provided, however, the duration shall not be more than ten (10) years, (ix) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment or continuous service for the purposes of the Plan or a Stock Option Agreement, (x) to amend the terms of any outstanding Stock Option with consent of the holder (or as otherwise provided in this Plan), (xi) to interpret and construe this Plan and the terms and conditions of any Stock Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company and (xii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board or the Committee, as applicable, shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries.

3. Shares Subject to the Plan.

(a) Number of Shares. The shares to be sold upon the exercise of Stock Options awarded under this Plan shall consist of the Company’s authorized but unissued Common Stock. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock which may be issued upon the exercise of Stock Options awarded to Participants pursuant to Section 5 below shall equal 1,300,000. For purposes of this Section 3(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares actually issued upon exercise of a Stock Option. Shares of Common Stock (i) subject to Stock Options that are canceled, expired or forfeited or (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of a Stock Option will again be available for issuance pursuant to Stock Option granted under the Plan. Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,300,000, which number shall be adjusted pursuant to Section 6 only to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. In addition, the aggregate number of Common Shares subject to Stock Options granted under this Plan during any calendar year to any one Participant shall not exceed 700,000, which number shall adjusted pursuant to Section 6 only to the extent that such adjustment will not affect the status of any Stock Option intended to qualify as “performance based compensation” under Section 162(m) of the Code. The shares of outstanding Common Stock which may be sold pursuant hereto upon the exercise of Stock Options awarded to Participants are referred to herein as “Option Shares”. A holder of Option Shares shall be entitled to all rights (including voting and dividend rights) of a holder of Common Stock of the Company. The recipients of awards of Stock Options hereunder shall, upon the exercise of any such Stock Options, be deemed to have become a party to the Stockholders Agreement (attached hereto as Exhibit A), dated as of January 25, 2005, among the Company, certain of its stockholders, as amended from time to time as Management Stockholders (as such term is defined therein) (the “Stockholders Agreement”).

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(b) Vesting. Subject to the provisions of this Plan, the Option Shares subject to Stock Options shall vest and become exercisable with respect to such Stock Option in such installments as determined by the Board or the Committee, as applicable, and set forth in a Stock Option Agreement. Notwithstanding anything in the Plan or any Stock Option Agreement to the contrary, the Board or the Committee, as applicable, may, at any time, accelerate the vesting with respect to any Stock Option (or portion thereof) granted under the Plan without the consent of the affected holder of such Stock Option.

4. Eligibility and Participation. All key employees and consultants of the Company and its Subsidiaries shall be eligible for selection to participate in the Plan (each, a “Participant”); provided, however, that Stock Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company.

5. Awards. A Participant may receive one or more awards hereunder, from time to time, as determined by the Board or the Committee, as applicable. Awards shall either be in the form of Stock Options that are intended to qualify as Incentive Stock Options or Stock Options that are not intended to so qualify, in each case, as determined by the Board of the Committee, as applicable. All awards of Stock Options shall be pursuant to, and shall be subject to the terms and restrictions provided in, a Stock Option Agreement. Subject to Section 10 hereof, the date on which Stock Options become exercisable shall be determined at the sole discretion of the Board or the Committee, as applicable, and set forth in a Stock Option Agreement. Stock Options shall not be transferable by a Participant either voluntarily or by operation of law, other than by will, by the laws of descent and distribution, pursuant to a written beneficiary designation previously presented to and accepted by the Board or the Committee, as applicable, or, with the consent of the Board or the Committee, as applicable, to a trustee of a revocable intervivos trust established by the Participant for the benefit of the Participant during his or her lifetime, and shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative.

(a) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 5, in the case of the grant of a Stock Option intending to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value per share of Common Stock on the date of grant and the Stock Option must expire within a period of not more than five (5) years from the date of grant. In addition, Stock Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options to the extent that either (i) the aggregate fair market value of Option Shares (determined as of the time of grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company) exceeds $100,000, taking Stock Options into account in the order in which they were granted, or (b) such Stock Options otherwise remain exercisable but are not exercised within three (3) months of the termination of Participant’s employment with the Company (or such other period of time provided in Section 422 of the Code).

6. Adjustments. In the event of any one or more reorganizations, recapitalizations, mergers, consolidations, combinations, spin-offs, sales, exchanges, dispositions of all or

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substantially all of the Company’s assets, stock splits, reverse stock splits, stock dividends, extraordinary dividends or distributions, or similar events or transactions (each a “Transaction”), the Board or the Committee, as applicable, may, in its sole discretion, make an appropriate and proportionate adjustment to the exercise price, maximum number and kind of shares which may be subject to Stock Options under this Plan and to the exercise price, number and kind of shares which are subject to outstanding Stock Options. In addition, in the event of a Transaction, the Board or the Committee, as applicable, may provide for the repurchase, replacement or assumption of outstanding Stock Option or the termination of outstanding Stock Options upon the consummation of such Transaction, so long as the Participants have the right to exercise vested rights (or receive the Transaction consideration they would have received had they exercised such vested rights) under any outstanding Stock Options immediately prior to such termination. Notwithstanding anything to the contrary herein, any adjustment to Stock Options intended to qualify as Incentive Stock Options shall comply with the requirements, provisions and restrictions of the Code. Any and all adjustments under this Section 6 shall be made by the Board or the Committee, as applicable, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

7. Withholding Tax. The Company shall have the right to take whatever steps the Board or the Committee, as applicable, deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver shares upon the exercise of Stock Options under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of a Stock Option, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant or to require such Participant to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise. The Board or the Committee, as applicable, in its discretion may, subject to compliance with applicable law and the Company’s contractual obligations, including without limitation, obligations under any debt agreements to which the Company is a party, authorize a Participant to satisfy all or part of any withholding tax liability by (A) having the Company deduct from the shares which would otherwise be issued on the exercise of a Stock Option that number of shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (B) by delivering to the Company previously-owned and unencumbered shares of the Common Stock of the Company having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

8. Amendment and Termination of Plan; Stock Option Agreements. The Board or the Committee, as applicable, may at any time suspend or terminate the Plan. The Board or the Committee, as applicable, may also at any time amend or revise the terms of the Plan; provided that no such amendment or revision shall, unless stockholder approval of such amendment or revision is obtained, increase the maximum number of Option Shares, except as permitted under the provisions of Section 6, or permit the granting of Stock Options to anyone other than as provided in Section 4, or otherwise materially increase the benefits accruing to Participants under the Plan. The Board or the Committee, as applicable, shall also have the sole discretion, authority and power to amend and alter the terms and conditions of any Stock Option Agreement.

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Notwithstanding the foregoing, no amendment, suspension or termination of the Plan or amendment, prescription or alteration of any outstanding Stock Option Agreement that would, in either case, materially adversely affect any rights or obligations of any Participant under any Stock Option Agreement shall be effective as to such Participant unless there shall have been specific action of the Board or the Committee, as applicable, and written consent of the Participant; provided, however, that the Board or the Committee, as applicable, may unilaterally amend this Plan or any Stock Option Agreement, without the consent of the Participant, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable requirements of any principal securities exchange or market on which shares of the same class of securities are listed or traded.

9. No Employment Rights. The selection of any person to receive an award under the Plan shall not give such person any right to be retained in the employment of, or to continue to render services to, the Company or any of its Subsidiaries or any of their affiliates and the right and the power of the Company or its Subsidiaries to discharge or terminate its relationship with any such person shall not be affected by such award. Neither an award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its affiliates. No person shall have any right or claim whatever, directly, indirectly or by implication, to receive an award, nor any expectancy thereof, unless and until an award in fact shall have been made to such person by the Board or the Committee, as applicable, as provided herein. The award to any person hereunder at any time shall not create any right or implication that any other or further award may or shall be made at another time. Each award hereunder shall be separate and distinct from every other award and shall not be construed as a part of any continuing series of awards or compensation.

10. Compliance with Other Laws and Regulations. This Plan, the grant and exercise of Stock Options hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares of Common Stock under any federal, state or foreign law or any ruling or regulation of any government body which the Board or the Committee, as applicable, shall determine to be necessary or advisable.

No Stock Option shall be exercisable unless a registration statement with respect to the Stock Option is effective or the Company has determined that such registration is unnecessary. Unless the Stock Options and the shares of Common Stock covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving a Stock Options and/or Option Shares may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

Regardless of whether the offer and sale of Option Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such

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Option Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

Any good faith and reasonable determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

11. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares of capital stock or options relating thereto. The Plan does not require that Participants hereunder be precluded from participation in such other plans, programs and arrangements.

12. Effective Date and Term. This Plan shall be effective when it has been adopted by the Board, provided that it is approved by the holders of the outstanding voting stock of the Company within 12 months thereafter. Prior to such approval, Stock Options may be granted but shall not be exercisable. Except as otherwise provided herein, any amendment to this Plan shall be subject to approval by the Company’s stockholders. The term of this Plan shall commence on the date of its adoption by the Board and shall expire on the tenth (10th) anniversary of such date, unless earlier terminated.

13. No Liability of Company. The Company and its Subsidiaries and affiliates which are in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Option Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option granted hereunder.

14. Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Stock Option to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

15. Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Stock Options. If the Board or the Committee, as applicable, or the Company chooses to set aside funds in a trust or otherwise for the payment of Stock Options under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

End of Document

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